UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2006

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2006, the Board of Directors of CVS Corporation elected Richard J. Swift, to the Board. In addition, Mr. Swift has been named to the Audit Committee of CVS Corporation and has been designated an audit committee financial expert. CVS Corporation issued a press release on September 20, 2006 to announce Mr. Swift’s election. The full text of the release is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Mr. Swift is the former Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., having served in those positions from April 1994 until his retirement in October 2001. Mr. Swift is also the Chairman of the Financial Accounting Standards Advisory Council (“FASAC”), having served on FASAC since January 2002. Mr. Swift’s term expired in June 2006; however, he has agreed to continue to serve as Chairman on a month-to-month basis until his successor is appointed.

Item 9.01 Exhibits

Exhibit 99.1	Press Release Dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: September 20, 2006	By:	/s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer